EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-258109 on Form S-3, of our reports dated February 29, 2024 relating to the financial statements of AvePoint, Inc., and the effectiveness of AvePoint, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of AvePoint, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

New York, New York

April 1, 2024